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                                                                    Exhibit 5.1

           [Letterhead of Buchanan Ingersoll Professional Corporation]



                                December 11, 2001


Board of Directors
Stonepath Group, Inc.
Two Penn Center Plaza, Suite 605
Philadelphia, PA  19102

Gentlemen:

         We have acted as counsel to Stonepath Group, Inc., a Delaware corporation (including its predecessors, the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, of 10,362,081 shares of your common stock, par value $.001 per share (the "Common Stock"), 4,925,000 of which are reserved for issuance under the Amended and Restated 2000 Stock Incentive Plan (the "Plan") and 5,437,081 of which are reserved for issuance pursuant to non-Plan stock option and warrant agreements between the Corporation and certain employees and consultants of the Corporation (the "Non-Plan Agreements").

         In connection with such proposed issuance, we have examined the Plan, the Non-Plan Agreements, the Certificate of Incorporation (as amended and restated) of the Corporation, the By-laws (as amended) of the Corporation, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the registration of the Common Stock (the "Registration Statement"), and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that upon the effectiveness of the Registration Statement and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan and the Non-Plan Agreements, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                     Very truly yours,

                                     BUCHANAN INGERSOLL
                                     PROFESSIONAL CORPORATION


                                     By:  /s/ James J. Barnes
                                        ---------------------------------------
                                                   James J. Barnes


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